Exhibit 99.1

FOR IMMEDIATE RELEASE

ISATORI, INC. REPORTS SECOND QUARTER OPERATING RESULTS

COMPANY ACHIEVES POSITIVE AFTER-TAX NET INCOME AND GROWTH IN NET

REVENUES ON NEW CHANNEL EXPANSION AND PRODUCT LAUNCHES

GOLDEN, CO (MarketWired - August 14, 2013) - iSatori, Inc. (OTCQB: IFIT), an emerging leader in the development and marketing of scientifically engineered nutritional supplements for healthier lifestyles, today announced its operating results for the second quarter and first half of 2013, which are summarized in the following table. A complete report of the Company’s (GAAP) financial results for the three and six months ending June 30, 2013 will be available via its quarterly report filed with the Securities and Exchange Commission today on Form 10-Q.

iSatori, Inc.

Comparative Summary of Second Quarter Results

for 2013 ($000’s) Per GAAP

	Second Quarter: June 30
	2013	2012
Total Net Revenues	$2,280	$2,226
Gross Profit	$1,322	$1,344
Income (Loss) Before Taxes	<$61>	<$394>
Add: Income Tax Benefit	$194	$142
Net Income (Loss) After Tax	$133	<$252>

The Company’s consolidated net revenue increased 2.4% to $2.28 million for the three months ending June 30, 2013, compared with $2.23 million for the same period in 2012. The increase in net sales was attributable to continued expansion into mass-market retail, along with the introduction of iSatori’s new category-defining product, Bio-Gro™. The Company has begun to aggressively market and promote its brand as it expands distribution into mass-market retail.

In the most recent quarter, after taking the effect of a favorable $194 thousand income tax benefit, the Company reported positive net income of $133 thousand for the three months ending June 30, 2013, compared to a net loss of $252 thousand for the same period in 2012.  Prior to taking the effect of the income tax benefit, the Company reported a loss before income taxes of $61 thousand for the three months ending June 30, 2013, compared to a loss of $394 thousand for the same period in 2012.  The Company’s profitability has been impacted by recently induced aggressive marketing and promotion of its brand, investing over $1.2 million year-to-date in mass media marketing activities, which will remain commensurate with expanded distribution into mass-market retail.

“We remain optimistic about the growth prospects available to the Company during the remainder of 2013 and throughout 2014,” stated Stephen Adele, Chief Executive Officer of iSatori, Inc. “Our optimism revolves around the strategic initiatives we began implementing during the first half of 2013, including expansion into mass-market retail outlets and further research and development efforts to fuel future product launches.”

Recent Company developments include:

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During the second quarter of 2013, iSatori launched its new, category-defining product Bio-Gro™ Protein Synthesis Amplifier, powered by Bio-Pro Bio-Active Peptides™, which is now protected by USPTO patent file number 61/832,610.

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iSatori achieved a significant breakthrough in the "mass market" with its entry into Walmart, the nation’s largest retailer, which is now carrying the Company’s time-released Energize™ tablet product nationwide in the “energy section” of its nutritional supplements department. Additionally, Walgreens, the nation’s largest drugstore retailer is prominently displaying the Energize product in over 6,000 of its drugstores throughout the United States.

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To augment its national mass-market distribution of Energize, iSatori began airing a national TV and Internet ad campaign on a number of prominent websites and stations, including TLC, Comedy Central, MTV, DIY, The Travel Channel, and ESPN News, among others.

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The Company also noted that its $1.17 million operating line of credit with CoBiz Bank of Colorado expired on July 12, 2013. CoBiz Bank has extended the Company’s line of credit for 90 days under the same terms and conditions.

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The Company engaged as its auditors the accounting firm EKS&H, the largest accounting firm based in Colorado, which has extensive experience in the nutritional supplements sector.

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The Company launched its newest website, Biogeneticlabs.com, in June, to sell the Biogenetic Laboratories line of leading weight-loss supplements directly to consumers.  The product line is also sold by specially retailers, such as GNC and Vitamin Shoppe, and online retailers, including Drugstore.com and Groupon.

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In June, the Company hired industry veteran and the former VP of Sales/General Manager at nutritional supplements company EAS (now owned and operated by Abbott Laboratories), Rick Anderson, as its Executive Vice President of Sales. Mr. Anderson has over 20 years of proven sales and marketing experience with nutritional supplements and consumer packaged goods companies.

Mr. Adele went on to say, “We continue to stay the course regarding our strategic initiatives to accelerate research and development activities, protect our intellectual properties, and introduce multiple new innovative products annually. Also, although delayed in our planned entry by six months, in June 2013 we achieved a significant breakthrough in our ‘mass-market’ initiative with our entry into Walmart, the nation’s largest retailer, and Duane Reade, one of America’s most respected drugstore chains. By driving awareness of our brand and purchases of our products through continued marketing programs and sales promotions, our objective is to aggressively pursue the mass-market channel, which is responsible for more than 70 percent of the annual $30 billion market for nutritional supplements in the U.S.”

Forward-Looking Statements

Statements made in this news release relating to the Company’s future sales, expenses, revenue, product developments, and all other statements except statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the timing and extent of changes in demand for the Company’s products, the availability and price of ingredients necessary to manufacture such products, and the outcome of any current or future litigation regarding such products or similar products of competitors. All forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update any such statement.

Contacts:

iSatori, Inc.

Stephen Adele, or

Michael Wilemon, CFO,

303-215-9174

PR@isatori.com

iSatori, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$2,402,908	$1,655,453
Investments	0	965,886
Accounts receivable
Trade, net of allowance for doubtful accounts	1,345,304	1,240,736
Income tax receivable	102,452	102,452
Note receivable - current portion	9,613	9,850
Inventories	1,692,232	1,292,105
Assets held for sale	62,170	29,338
Deferred tax asset, net	131,824	119,032
Prepaid expenses	297,183	156,431
Total current assets	6,043,686	5,571,283

Property and equipment:
Leasehold improvements	9,458	0
Furniture and fixtures	104,615	56,680
Office equipment	65,901	36,600
Computer equipment	341,923	323,648
Dies and cylinders	49,422	49,422
Less accumulated depreciation	(380,418)	(333,388)

Net property and equipment	190,901	132,962

Note Receivable – net of current portion	81,714	81,714

Other assets:
Deferred tax asset, net	249,427	97,844
Deposits and other assets	59,190	42,956
Debt Issuance Costs	625	4,375
Total other assets	309,242	145,175
Total assets	$6,625,543	$5,931,134

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Trade accounts payable	$671,365	$518,150
Accrued expenses	286,939	242,301
Deferred Revenues	396,451	0
Line of credit	1,173,155	1,173,155
Current portion of vendor payables	0	0
Notes payable	22,760	0
Total current liabilities	2,550,670	1,933,606

Long-term liabilities
Derivative liability	726,996	701,852
Total long-term liabilities	726,996	701,852

Commitments and contingencies (Notes 1,2 and 3)

Stockholders' Equity:
Convertible preferred stock, $0.01 par value, 750,000 shares authorized; 22,500 shares issued and outstanding ($450,000 of liquidation value)	225	225
Common stock, $0.01 par value, 56,250,000 shares authorized; 12,871,560 shares issued and outstanding	128,717	126,228
Additional paid-in capital	4,522,679	4,343,069
Accumulated deficit	(1,303,744)	(1,173,846)
Total stockholders’ equity	3,347,877	3,295,676
Total liabilities and stockholders' equity	$6,625,543	$5,931,134

The accompanying notes are an integral part of these condensed consolidated financial statements

iSatori, Inc.

Condensed Consolidated Statement of Operations

(Unaudited)

	Quarter Ended		Six Months Ended
	June 30	June 30	June 30	June 30
	2013	2012	2013	2012
Revenues:
Product revenue (net of returns and discounts)	$2,240,574	$2,177,758	$4,444,430	$4,617,192
Royalty revenue	33,813	30,085	66,524	60,666
Other revenue	5,541	17,985	25,341	41,713
Total revenue	2,279,928	2,225,828	4,536,295	4,719,571

Cost of sales	957,452	881,571	2,002,566	1,832,599
Gross profit	1,322,476	1,344,257	2,533,729	2,886,972

Operating expenses:
Selling and marketing	295,023	418,349	611,199	886,055
Salaries and labor related expenses	511,006	547,137	1,045,334	1,027,673
Administration	452,711	365,725	869,158	645,520
Depreciation and amortization	27,339	17,916	52,355	35,745
Total operating expenses	1,286,079	1,349,127	2,578,046	2,594,993

Income (loss) from operations	36,397	(4,870)	(44,317)	291,979

Gain on sale of product lines	0	0	0	499,525
Other expense	(77,518)	(15,418)	(201,877)	(31,497)
Financing expense	(8,572)	(237,523)	(55,333)	(288,126)
Interest expense	(11,433)	(136,462)	(12,585)	(198,551)

Income (loss) before income taxes	(61,126)	(394,273)	(314,112)	273,330

Income tax benefit/(expense)	194,348	142,434	184,214	(112,300)

Net income (loss)	$133,222	$(251,839)	$(129,898)	$161,030

Net income (loss) per common share:
Basic	$0.01	$(0.02)	$(0.01)	$0.01
Diluted	$0.01	$(0.02)	$(0.01)	$0.01

Weighted average shares outstanding:
Basic	12,686,928	12,622,756	12,654,842	12,622,756
Diluted	13,834,586	12,622,756	12,654,842	13,603,986

The accompanying notes are an integral part of these condensed consolidated financial statements

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